274 Putnam New Value Fund attachment
8/31/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	3,814


72DD2	(000s omitted)

Class Y	478

73A1

Class A 0.076

73A2

Class Y	0.107

74U1	(000s omitted)

Class A	49,598
Class B	31,104
Class C	2,329

74U2	(000s omitted)

Class M	2,341
Class Y	5,249

74V1

Class A	$13.88
Class B	$13.66
Class C	$13.64

74V2

Class M	$13.81
Class Y	$13.90